Exhibit 99.1
Arbitron Inc. NYSE: ARB A world leader in media and marketing information services

Forward-Looking Statements Statements made in this presentation that are not historical in nature, particularly regarding expected performance in 2007 and future years, are forward-looking statements. These forward-looking statements are based on current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known by the company that could cause such material differences are discussed from time to time in Arbitron's filings with the Securities and Exchange Commission, including in particular the risk factors discussed under the caption "ITEM 1A - Risk Factors" in our Annual Report on Form 10-K.

NYSE: ARB Leading media and marketing research firm Established: 1949 Reverse spin Ceridian: March 2001 Headquarters: New York Research and Technology center: Columbia, MD 1,900 employees Market cap: $1.45 billion

Company Profile Technology and methods innovator Worldwide reputation Credibility Quality Integrity Attractive investment thesis

Radio ratings 70% Consumer retail and media profiles 10% Software 16% Custom and international 4% Revenue Profile

Marketplace Profile 4,613 Radio Stations 1,725 Advertising Agencies 349 Broadcast TV Stations 410 Advertisers 177 Newspapers 91 Out-of-Home Customers 79 Cable TV Customers Revenue Composition Revenue Composition By customer base By customer base Radio related 85% Other 15% Clients counts as of February 2007

Why Invest in Arbitron? Strong financial foundation Sustainable competitive advantage Well-defined strategies for growth

Strong Financial Foundation Consistent revenue growth Healthy margins Superior returns Solid cash flow Strong balance sheet

Sustainable Competitive Edge Established as "currency" in core market Proactive defensive strategies in place Extensive patent portfolio

Well-Defined Growth Strategies Portable People MeterTM (PPM) electronic ratings for radio Project Apollo for media and marketing research (using PPM) Joint ventures and acquisitions

Portable People Meter

PPM for Ratings: Status Report Clear Channel and major broadcasters signed 75% of top ten market ad revenue 70% of top 50 market ad revenue Top 50 rollout underway Philadelphia and Houston now "currency" New York on track for 4Q 2007 Los Angeles and Chicago for 1Q 2008 "Teething pains" in first markets (not unexpected) Five groups funding late 2007 competitive test

Purchases Media exposure Project Apollo + Improved ad buys Which media do my brand buyers use most? =

Purchases Do shoppers who see my ads buy my brand? Advertising ROI = Media exposure Project Apollo +

Project Apollo: Status Report National pilot panel (11,000 persons) since Jan '05 Seven advertisers on Steering Committee P&G, Unilever, Kraft, Pepsi, Johnson & Johnson*, SC Johnson, Wal-Mart Joint LLC formed (Arbitron + Nielsen) Initial findings "...show promise" (Wall Street Journal: Feb 27) "...change the way we think about media" (BusinessWeek: July 9) Next steps decision: 4Q 2007 *via acquisition from Pfizer

What We Expect Arbitron's Marketplace Goals PPM as gold standard for radio ratings An extended period of competitive advantage Secure international flanks Broader penetration among advertisers, marketers and additional media

What We Expect Arbitron's Financial Goals Ratings margins restored to historical levels on an enhanced base at end of PPM rollout Larger, more diversified revenue base due to Project Apollo and acquisitions / joint ventures Optimized capital structure

Financial Metrics 2002 2003 2004 2005 2006 2007 EBIT 86 93 98 101 84 Revenue 250 274 297 310 329 350 EBIT Margin 0.343 0.339 0.332 0.3273 0.2551 $ in Millions Guidance $347-$354 Revenue EBIT 2001-2006 Revenue CAGR = 7.7%

Financial Metrics 2002 2003 2004 2005 2006 2007 EBIT 86 93 98 101 84 Revenue 250 274 297 310 329 350 EBIT Margin 0.343 0.339 0.332 0.3273 0.2551 $ in Millions Guidance $347-$354 2001-2006 Revenue CAGR = 7.7% Impact of planned PPM rollout spending (2007 will be trough year) EPS: $1.42 $1.63 $1.92 $2.14 $1.68 $1.35-$1.45* Revenue EBIT EBIT Margin *Updated 7/19/2007

Guidance 2007 revenue growth: +5.5 to 7.5 percent 2007 earnings per share: $1.35-$1.45* 2008 outlook: Revenue growth to double digits EBIT growth higher than revenue growth Process of restoring margins begins *Updated 7/19/2007

EBIT Reconciliation Years Ended December 31, 2002, through 2006 (in millions) '02 '03 '04 '05 '06 EBIT $86 $93 $98 $101 $84 Net Interest (16) (12) (6) (1) (3) Income Tax (27) (31) (31) (33) (30) Net Income $43 $50 $61 $67 $51 Arbitron's management believes earnings before interest and income taxes (EBIT) are useful in evaluating Arbitron's historical results since it excludes certain items not directly related to core operating performance. EBIT is calculated by adding net interest expense and income tax expense to net income.

Why Invest in Arbitron? Strong financial foundation Sustainable competitive advantage Well-defined strategies for growth

Arbitron Inc. NYSE: ARB A world leader in media and marketing information services